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                             PACIFIC CAPITAL BANCORP

                                 2002 STOCK PLAN
                          (Effective January 22, 2002)


      Pacific Capital Bancorp hereby adopts the following 2002 Stock Plan.

1.    PURPOSES OF THE PLAN

      The purposes of this Plan are to attract, motivate and retain the best available officers and employees for the Company and its Subsidiaries, and to provide them with additional incentive to promote the success of the business of the Company and its Subsidiaries.

2.    DEFINITIONS

      As used herein, the following definitions shall apply:

      2.1 ADMINISTRATOR. "Administrator" means the Board of Directors or the Committee as shall be administering the Plan in accordance with SECTION 10 of the Plan.

      2.2 APPLICABLE LAWS. "Applicable Laws" means the federal and state laws relating to the administration of stock option plans.

      2.3 AWARD. "Award" means any Option or Plan Stock granted or issued under this Plan.

      2.4 AWARD AGREEMENT. "Award Agreement" means any Option Agreement or Stock Agreement, as appropriate, relating to any Award.

      2.5 BOARD OF DIRECTORS. "Board of Directors" means the Board of Directors of the Company.

      2.6 CHANGE OF CONTROL. "Change of Control" means the occurrence of either of the following events:

            2.6.1 An acquisition (other than directly from the Company) of any voting securities of the Company by any person (as that term is used for purposes of Section 13(d) or Section 14(d) of the Exchange Act), immediately after which such person has beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty-five percent (35%) or more of the combined voting power of the Company's then outstanding voting securities;

                      A. provided that a Change of Control shall not be deemed to have occurred if the person acquiring the securities is either
      (i) an employee benefit plan (or a trust forming a part thereof) maintained by the Company or any of its Subsidiaries or (ii) the Company or any of its Subsidiaries; and

                      B. provided further that a Change of Control shall not be deemed to have occurred if any person (other than a person described in SECTION 2.6.1A above) acquires such


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      securities in connection with any merger, consolidation or other reorganization of the Company in a transaction after which:

                         (i) the stockholders of the Company, immediately before such transaction, own directly or indirectly immediately after such transaction at least fifty-one percent (51%) of the voting securities of the corporation resulting from such merger, consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the voting securities of the Company immediately before such transaction; or

                         (ii) the individuals who were Incumbent Directors at the time of the Company's execution of the agreement providing for such transaction constitute at least a majority of the members of the board of directors of Surviving Corporation; provided that, if the Company is not the Surviving Corporation or is the Surviving Corporation but is a subsidiary of another corporation, the individuals who were Incumbent Directors at the time of the Company's execution of the agreement providing for such transaction constitute at least a majority of the members of the Board of Directors of the ultimate parent corporation of the Surviving Corporation; or

                         (iii) no person [other than (a) the Company, (b) any Subsidiary of the Company, or (c) any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation or any Subsidiary of the Company], has beneficial ownership of thirty-five percent (35%) or more of the combined voting power of the Surviving Corporation's voting securities outstanding immediately after such transaction; or

            2.6.2 A cumulative change in the composition of the Board of Directors occurring during any two-year period, as a result of which fewer than a majority of the Directors are Incumbent Directors; provided that no individual shall be considered to be an Incumbent Director if such individual initially assumed office as a result of either an actual or threatened election contest (as described in Rule 14a-11 promulgated under the Exchange Act) (an "Election Contest") or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors (a "Proxy Contest"), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest.

            2.6.3 Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than the permitted percentage of the then outstanding voting securities of the Company as a result of the acquisition of voting securities by the Company which, by reducing the number of voting securities then outstanding, increases the proportional number of voting securities beneficially owned by such person; provided that, if a Change of Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and, after such acquisition by the Company, such person becomes the beneficial owner of any additional voting securities which increases the percentage of the then outstanding voting securities beneficially owned by such person, then a Change of Control shall occur.

      2.7   CODE. "Code" means the Internal Revenue Code of 1986, as amended.

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      2.8   COMMISSION. "Commission" means the Securities and Exchange
Commission.

      2.9 COMMITTEE. "Committee" means the Committee of the Board of Directors that shall administer the Plan.

      2.10  COMMON STOCK. "Common Stock" means the Common Stock of the Company.

      2.11 COMPANY. "Company" means Pacific Capital Bancorp, a California corporation.

      2.12 DONATIVE TRANSFER. "Donative Transfer" means any transfer of an Option made for donative purposes or without the payment or receipt by or on behalf of the Optionee of any cash, property or other consideration. For purposes of this SECTION 2.12, neither an Optionee's receipt of or eligibility for a deduction, credit or similar allowance for federal or state income tax or estate tax purposes nor the transferee's use for family or support purposes of any proceeds realized from the sale of any shares of Common Stock acquired on exercise of an Option shall be deemed to be the receipt of consideration.

      2.13 EFFECTIVE DATE. "Effective Date" means January 22, 2002, the date on which this Plan was approved by the Board of Directors.

      2.14 EXCHANGE ACT. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      2.15 FAIR MARKET VALUE. "Fair Market Value" means, as of any date, the value of the Common Stock determined as follows.

            2.15.1 If the Common Stock is listed on an established stock exchange or a national market system, including without limitation the Nasdaq National Market of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in the Common Stock) on the last market trading day prior to the date of determination.

            2.15.2 If the Common Stock is quoted on the NASDAQ System (but not on the Nasdaq National Market thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the date of determination.

      2.16 INCENTIVE OPTION. "Incentive Option" means an option which conforms to the applicable provisions of Section 422 of the Code and which is designated as an Incentive Option by the Administrator.

      2.17 INCUMBENT DIRECTORS. "Incumbent Directors" means Directors of the Company who either (a) are Directors of the Company as of the Effective Date, or
(b) are elected, or nominated for election, to the Board of Directors by the affirmative vote of at least a majority of the Incumbent Directors at the time of such election or nomination; provided that, for purposes of this clause (b), an individual whose election or nomination is effected in connection with an actual or threatened Election Contest or Proxy Contest (as those terms are defined in SECTION 2.6.2 above) relating to the election of Directors of the Company shall not be considered an Incumbent Director.


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      2.18  NON-EMPLOYEE DIRECTOR. "Non-Employee Director" shall be defined as it is defined in Rule 16b-3.

      2.19 NONQUALIFIED OPTION. "Nonqualified Option" means an Option which is not designated as an Incentive Option by the Administrator.

      2.20 OPTION. "Option" means a stock option granted pursuant to the Plan and shall include Reload Options. All Options granted hereunder shall be evidenced by a written Stock Option Agreement.

      2.21 OPTIONED STOCK. "Optioned Stock" means the Common Stock and other securities subject to an Option.

      2.22 OPTIONEE. "Optionee" means an employee of the Company or any of its Subsidiaries who receives an Option.

      2.23 PARENT. "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

      2.24 PARTICIPANT. "Participant" means any Optionee and Plan Stockholder who has received an Award under this Plan.

      2.25  PLAN. "Plan" means this 2002 Stock Plan.

      2.26  PLAN STOCK. "Plan Stock" means Common Stock awarded under this Plan.

      2.27 PLAN STOCKHOLDER. "Plan Stockholder" means an employee of the Company or any of its Subsidiaries granted an award of Plan Stock under this Plan.

      2.28 STOCK AGREEMENT. "Stock Agreement" means a written agreement between the Company and the Plan Stockholder evidencing the terms and restrictions applying to the award of the Plan Stock. Each Stock Agreement is subject to the terms and conditions of the Plan. The terms and provisions of each Stock Agreement need not be the same.

      2.29 RULE 16b-3. "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3 in effect at the time in question.

      2.30  SECTION 16(b). "Section 16(b)" means Section 16(b) of the Exchange
Act.

      2.31 STOCK OPTION AGREEMENT. "Stock Option Agreement" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement is subject to the terms and conditions of the Plan. The terms and provisions of each Option Agreement need not be the same.

      2.32 SUBSIDIARY. "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined as Section 424(f) of the Code.


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      2.33  TERMINATION OF EMPLOYMENT. "Termination of Employment" means the date on which the employee-employer relationship between the Optionee or Plan Stockholder and the Company is terminated for any reason, including, but limited not to, a termination by resignation, discharge, death, disability or retirement; but excluding (a) terminations where there is a simultaneous reemployment or continuing employment of an Optionee or Plan Stockholder by the Parent or a Subsidiary of the Company and (b) at the discretion of the Administrator, terminations which result in a temporary severance of the employee-employer relationship. With respect to Incentive Options, a leave of absence or other change in the employee-employer relationship shall constitute a Termination of Employment if, and to the extent that, such leave of absence or other change interrupts employment for the purposes of Section 422(a)(2) of the Code. The Administrator shall determine the effect of all matters and questions relating to a Termination of Employment for purposes of the Plan, including, but limited not to, the question of whether a Termination of Employment was for cause, and all questions of whether particular leaves of absence constitute Terminations of Employment. Notwithstanding any other provision of this Plan, the Company has an absolute and unrestricted right to terminate an Employee's employment at any time for any reason whatsoever, with or without cause, except to the extent expressly provided in a separate writing between the Company and the employee.

3.    RESERVE OF SHARES

      3.1 RESERVE. Subject to the provisions of SECTION 3.2 below, the maximum aggregate number of shares of Common Stock reserved for issuance upon the exercise of Options and other Awards granted under the Plan is One Million Five Hundred Thousand (1,500,000) shares of authorized but unissued shares of Common Stock of the Company. No more than the total number of shares held in this Reserve shall be issued under the Plan pursuant to the exercise of Incentive Options and Nonqualified Options in the aggregate.

      3.2 ADJUSTMENTS IN RESERVE. If the outstanding shares of Common Stock are increased or decreased, or are changed into or exchanged for a different number or kind of shares or other securities, as a result of the occurrence of an event described in SECTION 11.1 or SECTION 11.2, below, then and in such event, appropriate adjustments shall be made in the number and/or kind of shares or other securities for which Awards may thereafter be granted under this Plan. In the event that, prior to the end of the term of the Plan, any outstanding Option under the Plan expires or is terminated without exercise, or with only partial exercise, or the Company repurchases from any Plan Stockholder any unvested Plan Stock, the shares allocable to the unexercised portion of any such Option and the repurchased shares of unvested Plan Stock shall be added back into the Reserve and may again be subject to the grant of an Award under the Plan.

4.    ELIGIBILITY

      4.1 GENERAL ELIGIBILITY. Full-time salaried employees of the Company and any of its Subsidiaries, who shall, in the judgment of the Administrator, be qualified by position, training, or ability to contribute substantially to the success of the Company and its Subsidiaries, shall be eligible to participate in the Plan and to receive Awards under the Plan. The number of shares allocable to any person by means of an Award under this Plan is to be reasonable, as determined by the Administrator, in relation to the purposes of the Plan and the needs and capabilities of the Company. Notwithstanding anything in this Plan to the contrary, no Award may be granted to any employee owning more than ten percent (10%) of the voting power of all classes of stock of the Company or any of its Subsidiaries.


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      4.2   LIMITATION. No employee of the Company or any of its Subsidiaries shall be entitled to receive the grant of any Award under this Plan solely by reason of his or her employment or continued employment. The grant of any Award under this Plan to any employee of the Company or any of its Subsidiaries shall not entitle such employee to receive the grant of any other Award under this Plan.

5.    TYPE OF AWARDS

      5.1   GRANT OF OPTIONS.

            5.1.1 EFFECTIVE DATE OF OPTION GRANT. The grant of an Option pursuant to this Plan shall be deemed to have occurred on the latest of: (a) the date the Administrator announces the grant of the Option; or (b) such later date designated by the Administrator or set forth in the Stock Option Agreement.

            5.1.2     DETERMINATION OF GRANTS.

                      A. The Administrator may from time to time, in its absolute discretion:

                            (i)   Determine which employees (including
            employees, who have previously received Options or other Awards under this Plan) are to be granted Options;

                            (ii) Determine the number of shares to be subject to Options granted to any employee;

                            (iii) Determine whether such Options are to be
            Incentive Options or Nonqualified Options; and

                            (iv) Determine the other terms and conditions of such Options consistent with this Plan.

                      B. Upon the selection of an employee to be granted an Option, the Administrator shall instruct the Secretary of the Company to issue the Option and may impose such conditions on the grant of the Option as the Administrator deems appropriate.

                      C. An Incentive Option granted under this Plan may not be modified by the Administrator to disqualify such Option from treatment as an "incentive stock option" under Section 422 of the Code without the consent of the Optionee.

            5.1.3 OTHER AWARDS. Options may be granted either alone, in addition to, or in tandem with other Awards granted under the Plan and/or cash awards made outside of the Plan.

            5.1.4 STOCK OPTION AGREEMENTS. Each Option granted hereunder shall be evidenced by a written Stock Option Agreement.

      5.2   AWARD OF PLAN STOCK.

            5.2.1 EFFECTIVE DATE OF AWARD. The award of Plan Stock pursuant to this Plan shall be


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deemed to have occurred on the latest of: (a) the date the Administrator announces the award of the Plan Stock; or (b) such later date designated by the Administrator or set forth in the Stock Agreement.

            5.2.2     DETERMINATION OF AWARDS.

                      A. The Administrator may from time to time, in its absolute discretion:

                            (i) Determine which employees (including employees who have previously received other Awards under this Plan) are to be awarded Plan Stock;

                            (ii) Determine the purchase price, if any, payable for the Plan Stock;

                            (iii) Determine the period, if any, over which the
            Plan Stockholder's interest in the Plan Stock shall vest; provided that such period shall not be longer than five (5) years and at least twenty percent (20%) of the interest shall vest on each anniversary of the date of issuance of the Plan Stock; provided further that the Administrator may provide in any Stock Agreement that the Plan Stock shall be fully vested on the occurrence of a Change in Control; and

                            (iv) Determine the other terms and conditions, consistent with this Plan, applicable to the award of the Plan Stock.

                      B. The Administrator shall establish the purchase price, if any, and the form of payment of the purchase price for the Plan Stock; provided that such purchase price shall be no less than the then par value of the Plan Stock.

                      C. Upon the selection of an employee to be awarded Plan Stock, the Administrator shall instruct the Secretary of the Company to issue such Plan Stock to the employee and may impose such conditions on the issuance of such Plan Stock as it deems appropriate.

                      D. Plan Stock may be issued either alone, in addition to, or in tandem with other Awards granted under the Plan and/or cash awards made outside of the Plan.

            5.2.3 OTHER AWARDS. Plan Stock may be issued either alone, in addition to, or in tandem with other Awards granted under the Plan and/or cash awards made outside of the Plan.

            5.2.4 STOCK AGREEMENTS. Each award of Plan Stock shall be evidenced by a written Stock Agreement.

      5.3 OTHER STOCK AWARDS. The Administrator may designate whether any grant of Plan Stock is intended to be "performance-based compensation" as that term is used in Section 162(m) of the Code. Any awards of Plan Stock designated as intended to be "performance-based compensation" shall be conditioned on the achievement of one or more performance measures established by the Administrator. For awards of Plan Stock intended to be "performance-based compensation," the grant of the Plan Stock and the establishment of the performance measures shall be made during the period required under Section 162(m) of the Code. Any award of Plan Stock as performance-based compensation shall be evidenced by a written Stock Agreement.


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6.    TERMS OF OPTIONS.

      6.1   OPTION EXERCISE PRICE.

            6.1.1 ESTABLISHMENT OF EXERCISE PRICE. The price per share required to be paid upon exercise of any Option granted hereunder, whether an Incentive Option or a Nonqualified Option, shall be 100% of the Fair Market Value per share, of the Common Stock at the time of the grant of the Option.

            6.1.2 PAYMENT OF EXERCISE PRICE. The exercise price shall be payable either (a) in cash in immediately available funds, or (b) with stock of the Company valued at its then Fair Market Value. In the event that the exercise price is paid, whether in whole or in part, through the tender of shares of Common Stock already owned by the Optionee, then the Option must be exercised for a minimum of at least 100 shares, or the total number of shares subject to the outstanding Option being exercised, if less than 100 shares.

            6.1.3 EXCHANGE OF OPTIONS. Notwithstanding the foregoing, in the event that any Option is granted under this Plan in exchange for the surrender by the Optionee of another Option, the Administrator, in its discretion, may establish the exercise price under the new Option at the same price as provided in the Option which is surrendered, but only to the extent of the number of shares then subject to the Option which is surrendered.

      6.2 OPTION PERIOD. The term of any Incentive Option granted pursuant to this Plan shall not exceed five (5) years. The term of any Nonqualified Option shall not exceed ten (10) years.

      6.3 LIMITATION ON INCENTIVE OPTIONS. The aggregate Fair Market Value, as determined by the Administrator, of the shares of Common Stock with respect to which an Incentive Option granted under this Plan is exercisable for the first time by an Optionee during any calendar year shall not exceed the difference between (a) One Hundred Thousand Dollars ($100,000) and (b) the sum of the Fair Market Value, as determined by the Administrator, as of the time the Incentive Options were granted, of the shares of Common Stock covered by all Incentive Options which were granted to the Optionee under this Plan and all other incentive stock option plans of the Company and which are exercisable for the first time by the Optionee during such calendar year. If an Incentive Option is granted pursuant to which the aggregate Fair Market Value of shares with respect to which it first becomes exercisable in any calendar year exceeds such $100,000 limitation, the portion of such Option which is in excess of the $100,000 limitation shall be treated as a Nonqualified Option pursuant to Section 422(d)(1) of the Code. This SECTION 6.3 is intended to comply with the provisions of Section 422 of the Code and shall be interpreted so as to comply with the provisions of such Section of the Code. Nothing in this SECTION 6.3 shall obligate the Company to grant Options or any additional Options to any employee under this Plan or any other stock option plan here or hereafter adopted by the Company by reason of the treatment of any Options as Nonqualified Options under this SECTION 6.3.

      6.4   EXERCISE; VESTING.

            6.4.1     VESTING SCHEDULE.

                      A. Options granted under this Plan (whether Incentive Options or

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      Nonqualified Options) shall become exercisable ("vest") in accordance with such schedule as the Administrator, in its sole discretion, may deem appropriate in any particular case.

                      B. If the Administrator does not specify a different vesting schedule, Options shall vest as follows: Subject to the provisions of SECTION 6.4.1C below, the aggregate number of shares covered by the Option shall be divided by the number of years included in the term of the Option (each such year being hereinafter called an "Option Year"). The Optionee shall become entitled to purchase the number of shares of Common Stock resulting from the foregoing division as follows: (i) the first installment of shares shall become exercisable six (6) months after the date of the grant of the Option; and (ii) an additional installment shall become exercisable on the first day of each Option Year that begins thereafter.

                      C. Notwithstanding anything in the Plan to the contrary, (a) Options granted under this Plan shall vest and become exercisable over a period no longer than five (5) years and at a rate not less than twenty percent (20%) per year, and (b) no Option granted under this Plan shall be exercisable for at least six (6) months following the date of the grant of the Option.

                      D.    The Administrator shall set forth the vesting
      schedule in the Stock Option Agreement.

            6.4.2 ACCELERATION ON CHANGE OF CONTROL. Upon the occurrence of a Change of Control, all unexercised Options then outstanding shall be and immediately become fully vested and exercisable effective as the effective date of such Change of Control. If any Options or portion thereof originally designated as Incentive Options would cease to qualify as incentive stock options under the Code as a result of the acceleration of the vesting and exercisability of such Options in accordance with the preceding sentence, then such Incentive Options or portion thereof shall be redesignated as Nonqualified Options. The Company shall use its reasonable efforts to promptly notify each Optionee upon the occurrence of a Change of Control; provided that neither the Company nor any member of the Board of Directors or the Committee shall have any liability to any Optionee solely by reason of any delay or failure to give notice of the occurrence of a Change of Control.

      6.5   EXPIRATION OF OPTIONS.

            6.5.1 TERMINATION EVENTS. Notwithstanding any other provisions of this Plan or the terms of any Stock Option Agreement to the contrary, Options granted under this Plan shall terminate in accordance with the following provisions.

                      A. TERMINATION WITH CAUSE. The Option shall terminate immediately upon the termination of the Optionee's employment with cause, as determined by the Administrator, provided that the Optionee may, within thirty (30) days after the date of the termination (but in no event after the date of expiration of the Option specified in the Stock Option Agreement), exercise the Option as to those shares with respect to which the Option was vested as of the date of termination of employment.

                      B. TERMINATION WITHOUT CAUSE. The Option shall terminate immediately upon termination of the Optionee's employment without cause, as determined by the Administrator, provided that the Optionee may, within three (3) months after the date of the


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      termination (but in no event after the date of expiration of the Option specified in the Stock Option Agreement) exercise the Option as to those shares with respect to which the Option was vested as of the date of termination of employment.

                      C. DEATH OR DISABILITY. The Option shall terminate immediately upon the death or permanent disability (as defined in the Company's Incentive and Investment Profit Sharing Plan and Trust) of the Optionee while in the employ of the Company or any of its Subsidiaries; provided that the Optionee may, within twelve (12) months of the date of his/her death or disability (but in no event after the date of expiration of the Option specified in the Stock Option Agreement) exercise the Option as to those shares with respect to which the Option was vested as of the date of the Optionee's death or permanent disability.

                      D. RETIREMENT (NONQUALIFIED OPTIONS). A Nonqualified Option shall terminate immediately upon retirement of the Optionee in accordance with the Company's retirement policy, provided that the Optionee may, within twelve (12) months after the date of retirement (but in no event after the date of expiration of the Option specified in the Stock Option Agreement) exercise the Nonqualified Option as to those shares with respect to which the Nonqualified Option was vested as of the date on which the Optionee retired.

            6.5.2 TRANSFER TO AND FROM SUBSIDIARIES. The transfer of an Optionee's employment from the Company to any Subsidiary or Parent, from a Subsidiary or Parent to the Company or among any of the Company Subsidiaries shall not be considered the termination of the Optionee's employment for purposes of SECTION 6.5.1, above.

      6.6 METHOD OF EXERCISE. Options granted pursuant to this Plan shall be exercised by delivery to the Administrator of a written notice specifying (a) the number of shares which an Optionee (or his or her personal representative) then desires to purchase, (b) the name or names in which Optionee (or his or her personal representative) desires to have the shares issued, and (c) whether the Options being exercised are Incentive Options or Nonqualified Options. Said notice shall be accompanied by full payment of the aggregate exercise price of such Options immediately available funds (or stock of the Company). The Company or its designated agent shall, as soon as practicable thereafter, issue and deliver to the Optionee and/or any other persons designated in the notice of exercise, the necessary certificate or certificates evidencing the number of shares of Optioned Stock purchased (excluding any fractional shares), in the name of the Optionee and/or in the name of the other persons designated in the notice of exercise. The Optionee may designate in the notice of exercise that some or all of the shares to be issued upon such exercise shall be issued in the name of Optionee's spouse, the trustee of a revocable trust in which Optionee and his or her spouse are the sole primary beneficiaries, Optionee's prior spouse, or any combination of the foregoing. Notwithstanding anything herein to the contrary, Optionee may not designate in the notice of exercise that any of the shares of Optioned Stock shall be issued to Optionee's prior spouse unless such issuance is to be made pursuant to a domestic relations order as defined in the Code or Title I of the Employee Income Retirement Security Act, or the rules thereunder. The Administrator may rely on a representation of the person exercising the Option, or such other evidence as the Administrator deems appropriate, for purposes of determining the propriety of the exercise of any Option and the compliance of such exercise with the terms of this Plan and any applicable Stock Option Agreement. The Administrator shall have no obligation to independently investigate the propriety of the exercise of any Option or the compliance of such exercise with the terms of this Plan or any applicable Stock Option Agreement.


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      6.7   RELOAD FEATURES.

            6.7.1 GRANT OF RELOAD OPTIONS. Whenever the holder of any Option (the "Original Option") outstanding under this Plan (whether an Incentive Option or a Nonqualified Option, and including any Reload Options granted under the provisions of this SECTION 6.7 or SECTION 8 below) exercises the Original Option and makes payment of the exercise price by tendering shares of the Common Stock of the Company previously held by him or her, then the holder of that Option shall be entitled to receive and the Company shall grant to the holder a new Option (the "Reload Option") for that number of shares of the Common Stock which is equal to the number of shares of Common Stock tendered by the Optionee in payment of the exercise price for the Original Option. All such Reload Options granted hereunder shall be on the following terms and conditions.

                      A. EXERCISE PRICE. The exercise price per share shall be an amount equal to the Fair Market Value per share of the Common Stock, as of the date of exercise of the Original Option, as determined by the Administrator.

                      B. EXPIRATION DATE. The term of the Reload Option shall expire on the later of (i) the expiration of the term of the Original Option or (ii) five (5) years from the date of the grant of the Reload Option.

                      C. VESTING PERIOD. Any Reload Option granted under this SECTION 6.7 shall "vest" and first become exercisable one (1) year following the date of exercise of the Original Option.

                      D. OTHER TERMS. All other terms of Reload Options granted hereunder shall be identical to the terms and conditions of the Original Option, the exercise of which gives rise to the grant of the Reload Option. Further, subject to the limitations of SECTION 6.3 above, the character of the Reload Option shall be the same as the character of the Original Option, namely if the Original Option is an Incentive Option, the Reload Option shall be an Incentive Option; and if the Original Option is a Nonqualified Option, the Reload Option shall also be a Nonqualified Option.

            6.7.2 RESTRICTIONS ON RELOAD OPTIONS. Any and all Reload Options granted pursuant to this SECTION 6.7 (or SECTION 8, below) shall be subject to the following conditions and restrictions.

                      A. NO RELOAD ON EXISTING INCENTIVE OPTIONS. Notwithstanding SECTION 6.7.1, above, no Reload Option shall be granted pursuant to SECTION 6.7.3, below, upon the exercise of any Incentive Option which is outstanding as of the date as of which this Plan was originally adopted by the Board of Directors.

                      B. HOLDING PERIOD OF SHARES TENDERED. No Reload Option shall be granted pursuant to SECTION 6.7.1, above, unless the shares tendered upon exercise of the Original Option in payment therefore have been held by the Optionee for a period of more than six (6) months prior to the exercise of the Original Option.

                      C. HOLDING PERIOD OF ORIGINAL OPTION SHARES. If the shares of Common

      Stock of the Company which are issued upon exercise of the Original Option are sold within one (1) year following the exercise of the Original Option, then the Reload Option shall immediately and automatically terminate.

                      D. EXCEPTION. The holding period restrictions set forth in SECTIONs 6.7.2B and 6.7.2C above shall not apply to an Optionee's (i) transfer of shares of Common Stock to the Company in payment of all or any portion of the exercise price upon exercise of an Option, whether an Original Option or a Reload Option, or (ii) satisfaction of his withholding obligation, if any, pursuant to SECTION 8 below by the withholding of shares that would otherwise be issued as a result of the exercise of an Option.

            6.7.3 "GRANDFATHER" PROVISIONS. The Company acknowledges (a) that there are outstanding options granted to employees under the Company's (i) prior employee Stock Option Plan, which plan expired in calendar year 1993, and
(ii) prior Amended and Restated Restricted Stock Plan, which plan expired in calendar year 2002, and (b) that said plans contained "reload" features similar to those contained herein. To the extent that any such outstanding options under said Stock Option Plan or said Amended and Restated Restricted Stock Plan are exercised after the expiration of those plans, the Administrator may, in its sole discretion and subject to the restrictions of SECTION 6.7.2 above, grant to any such option holders a Reload Option under SECTION 6.7.1 above.

      6.8   TRANSFERABILITY OF OPTIONS.

            6.8.1 RESTRICTION ON TRANSFER. Except as specifically set forth in SECTION 6.8.2 hereof, no Option or Reload Option may be sold, pledged, assigned, hypothecated, transferred, or otherwise disposed of in any manner, other than by will or the laws of descent and distribution.

            6.8.2     LIMITED TRANSFERABILITY. Notwithstanding anything in
SECTION 6.8.1 above to the contrary, a Stock Option Agreement may provide that an Optionee may transfer all or a portion of any Nonqualified Option or Nonqualified Reload Option in accordance with provisions of this SECTION 6.8.2. If a Stock Option Agreement permits the transfer of any Nonqualified Option or Nonqualified Reload Option, any transfer that does not comply with all of the provisions of this SECTION 6.8.2 and the Stock Option Agreement shall be null and void ab initio. The provisions of the Stock Option Agreements dealing with the transferability of the Options need not be identical for all Options and the provision for transferability with respect to one Option shall not require the provision for transferability with respect to any other Option. (For purposes of this SECTION 6.8.2, Nonqualified Options and Nonqualified Reload Options which may be transferred are referred to as "Transferable Option".)

                      A. PERMITTED TRANSFEREES. A Transferable Option may be transferred by the Optionee only to one or more of the following: (i) the Optionee's spouse, parents and lineal descendants, including adopted children (the "Immediate Family Members"); (ii) a trust established by the Optionee and with respect to which all beneficial interests are held by one or more of the Optionee, the Immediate Family Members, and a tax-exempt charitable organization which has only a contingent residual interest in the trust; (iii) a partnership or limited liability company established by the Optionee and in which all beneficial interests are held by one or more of the Optionee and the Immediate Family Members; and (iv) such other persons and entities as the Administrator may specifically approve in writing after written notice from the Optionee. The Administrator may require as a condition to the transfer of any Transferable Option under this

      SECTION 6.8.2 that the transferee provide to the Administrator reasonable evidence that the proposed transferee is described in one of the foregoing clauses.

                      B. PERMITTED TRANSFERS. Any transfer of a Transferable Option under this SECTION 6.8.2 must be either a Donative Transfer, a transfer to a partnership or limited liability company described in clause
      (iii) of SECTION 6.8.2A above, pursuant to which the Optionee receives only his or her interest in the partnership or limited liability company, or a transfer specifically approved in writing by the Administrator after written notice from the Optionee.

                      C. MINIMUM TRANSFER. Any transfer of a Transferable Option must be with respect to not less than one hundred (100) shares of Optioned Stock and may be made only in whole number multiples of one hundred (100) shares of Optioned Stock.

                      D. NOTICE TO THE COMPANY. The Optionee shall give the Administrator at least ten (10) days prior written notice of any proposed transfer of a Transferable Option pursuant to this SECTION 6.8.2 and shall include with such notice:

                            (i)    The name and address of the proposed
            transferee and a statement of the basis on which the proposed transferee is a permitted transferee under SECTION 6.8.2A hereof; and

                            (ii) The proposed transferee's written agreement to accept the Transferable Option and any shares of Common Stock acquired on exercise of the Transferable Option subject to all of the terms and conditions of this Plan and the applicable Stock Option Agreement, including the provisions dealing with the termination of the Transferable Option on the death or disability of the Optionee or the termination of the Optionee's employment with the Company or any of its Subsidiaries.

                      E. NO FURTHER TRANSFER. Notwithstanding anything in this Plan or any Stock Option Agreement to the contrary, a transferee of any Transferable Option shall not have the right to further transfer all or any portion of the Transferable Option, other than (i) by will or the laws of descent and distribution, or (ii), if the transferee is a trust, pursuant to the terms of the trust agreement by reason of the death of any settlor.

                      F. NO TRANSFER OF INCENTIVE OPTIONS. Notwithstanding anything in this Plan or any Stock Option Agreement to the contrary, an Optionee may not transfer any Incentive Option or Reload Option granted with respect to an Incentive Option other than by will or the laws of descent and distribution.

                      G. FURTHER ACTS. The Company may require as a condition to the transfer of any Transferable Option such additional information and agreements from the Optionee and the proposed transferee as the Company may deem necessary or beneficial for purposes of complying with this Section or any Applicable Law. The Administrator may delay the effective date of any transfer of a Transferable Option beyond the 10-day period described in SECTION 6.8.2D above so as to provide the Administrator reasonable time to resolve all questions about and conditions to the transfer of the Transferable Option.

                      H. DISCLAIMER. The Company's acceptance of any transfer of a Transferable Option shall not be considered legal or tax advice to the Optionee or the proposed transferee as to their compliance with any Applicable Law or the legal or tax consequences of such transfer or the subsequent exercise of the Transferable Option or the sale or exchange of any of the shares of Optioned Stock acquired on exercise of the Transferable Option.

            6.8.3 NO STOCKHOLDER RIGHTS. An Option holder shall not be deemed to be a stockholder of the Company with respect to Options unless and until the shares of Optioned Stock covered by the Option shall have been issued upon exercise thereof and are paid for in full.

            6.8.4 SUBSTITUTION OF OPTIONS. The Administrator may grant to an Option holder, if he or she is otherwise eligible, additional Options under this Plan or, with the consent of the Option holder, grant new Options under this Plan in lieu of any outstanding Options for a number of shares, at an exercise price and for a term which in any respect is greater or lesser than that of the earlier Option, subject to those limitations as to Options otherwise set forth herein.

            6.8.5 STOCK OPTION AGREEMENTS. The Stock Option Agreements entered into hereunder shall contain such other provisions, including, without limitation, restrictions upon the exercise of an Option, as the Administrator shall deem advisable. Incentive Option Agreements shall contain such limitations and restrictions upon the exercise of the Incentive Options as shall be necessary in order that such Incentive Options will constitute an "incentive stock option" as defined in Section 422 of the Code or to conform to any change in the law. The terms and provisions of the Stock Option Agreements need not be identical for all Options granted under the Plan.

7.    TERMS OF PLAN STOCK AWARDS.

      7.1 STOCK AGREEMENT. Plan Stock shall be issued only pursuant to a Stock Agreement, which shall be executed by the selected employee and which shall contain such terms and conditions as the Administrator shall determine consistent with this Plan.

      7.2 CONTINUED SERVICES. As consideration for the issuance of the Plan Stock, in addition to payment of any purchase price, the Plan Stockholder shall agree to remain in the employ of the Company for a period of at least one (1) year (or such shorter period as may be fixed by the Administrator) after the Plan Stock is issued. Nothing in this Plan or in any Stock Agreement shall confer on any Plan Stockholder any right to continue in the employ of the Company for any period or any particular period or shall interfere with or restrict in any way the rights of the Company to discharge any Plan Stockholder at any time for any reason whatsoever, with or without cause.

      7.3 RIGHTS AS STOCKHOLDERS. Upon delivery of the shares of Plan Stock to the Plan Stockholder, the Plan Stockholder shall have, unless otherwise provided by the Administrator, all the rights of a stockholder with respect to said shares, subject to the restrictions in the Stock Agreement, including the right to receive all dividends and other distributions paid or made with respect to the Plan Stock.

      7.4 RESTRICTION ON TRANSFER. Notwithstanding anything in this Plan or any Stock Agreement to the contrary, no Plan Stockholder may sell or otherwise transfer, whether or not for value, any of the Plan Stock prior to six (6) months after the date of the award of the Plan Stock.

      7.5 RESTRICTION. All shares of Plan Stock issued under this Plan (including any shares of Common Stock and other securities issued with respect to the shares of Plan Stock as a result of stock dividends, stock splits or similar changes in the capital structure of the Company) shall be subject to such restrictions as the Administrator shall provide, which restrictions may include, without limitation, restrictions concerning voting rights, transferability of the Plan Stock and restrictions based on duration of employment with the Company or any of its Subsidiaries, the performance of the Company or any of its Subsidiaries and the Plan Stockholder's performance; provided that the Administrator may, on such terms and conditions as it may determine to be appropriate, remove any or all of such restrictions at any time and from time to time. The restrictions, if any, imposed by the Administrator under this Section need not be identical for all Plan Stock and the imposition of any restrictions with respect to any Plan Stock shall not require the imposition of the same or any other restrictions with respect to any other Plan Stock.

      7.6 REPURCHASE OF UNVESTED PLAN STOCK. Each Stock Agreement shall provide that the Company shall have the right to repurchase from the Plan Stockholder the unvested Plan Stock upon a Termination of Employment at a cash price per share equal to the purchase price paid by the Plan Stockholder for such Plan Stock (as such price per share may be adjusted to reflect stock splits, stock dividends, recapitalization and other similar changes in the capital structure of the Company); provided that provision may be made that no such right of repurchase shall exist in the event of a Termination of Employment without cause or following a Change In Control.

      7.7 REPURCHASE OF VESTED PLAN STOCK. In the discretion of the Administrator, the Stock Agreement may provide that the Company shall have the right to repurchase the vested Plan Stock upon a Termination of Employment at a cash price per share equal to the then Fair Market Value of the Common Stock; provided that provision may be made that no such right of repurchase shall exist in the event of a Termination of Employment without cause or following a Change In Control.

      7.8 LEGEND. The Administrator shall cause one or more legends to be placed on certificates representing shares of Plan Stock that are subject to restrictions under Stock Agreements, which legends shall make appropriate reference to the applicable restrictions. In lieu of issuing shares of Plan Stock which are unvested, the Administrator may elect to issue such shares of Plan Stock through journal entry and to deliver the stock certificates for such shares only at such time as the Plan Stockholder's interest in such shares of Plan Stock has become vested.

8.    TAX WITHHOLDING

      To the extent that the exercise of any Option or the issuance of any Plan Stock gives rise to an obligation on the part of the Company or any of its Subsidiaries to withhold any amount from the Participant's wages, the Company shall do so on such terms and in accordance with such procedures as may be required under applicable law. At the election of the Participant, withholding may be made through the surrender of shares of the Common Stock or through the withholding of shares of Common Stock which would otherwise be issued as a result of the exercise or as Plan Stock. If withholding with respect to the exercise of an Option is made through the surrender or withholding of shares of the Common Stock, the Administrator, in its sole discretion, may grant Reload Option(s), on the terms specified in SECTION 6.7, above, for the number of shares so surrendered or withheld.

9.    SECURITIES COMPLIANCE

      Awards granted pursuant to this Plan shall be subject to the requirement that if at any time the Administrator shall determine, in its discretion, that the listing, registration, or qualification of the shares covered thereby is required upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition of the grantor exercise of such Award, the grant or exercise of the Award may be delayed until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Administrator.

10.   ADMINISTRATION

      10.1 PROCEDURE. The Plan shall be administered by the Board of Directors or the Committee. The Committee shall consist of not less than two (2) Directors all of whom shall be Non-Employee Directors of the Company within the meaning of Rule 16b-3. Once appointed, the Committee shall continue to administer the Plan until otherwise directed by the Board of Directors. The Board of Directors may increase the size of the Committee and may appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by Applicable Law. No member of the Board of Directors or the Committee shall be liable for any action or determination undertaken or made in good faith with respect to the Plan or any agreement executed pursuant to the Plan.

      10.2 POWERS OF THE ADMINISTRATOR. Subject to the provisions of the Plan, the Administrator shall have the authority, in its discretion, to:

            10.2.1 Select the employees to whom Options and Plan Stock may be granted or awarded hereunder;

            10.2.2 Determine whether and to what extent Options and Plan Stock are granted or awarded hereunder;

            10.2.3 Determine the number of shares of Common Stock to be covered by Options and Plan Stock granted or awarded hereunder;

            10.2.4 Determine the Fair Market Value of the Common Stock in accordance with SECTION 2.15 hereof;

            10.2.5 Approve forms of the Option Agreements and the Stock Agreements, which Agreements need not be identical;

            10.2.6 Determine the terms and conditions, not inconsistent with the terms of this Plan, of any award granted hereunder, including, but not limited to, the exercise price, the time or times when Options or Plan Stock may be exercised or become vested (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Plan Stock or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

            10.2.7 Construe and interpret the terms of the Plan, Awards granted under the Plan and Award Agreements;

            10.2.8 Prescribe, amend and rescind rules and regulations relating to the Plan;

            10.2.9    Modify or amend each Option or Plan Stock;

            10.2.10 Authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option or the award of Plan Stock previously authorized by the Administrator;

            10.2.11 Determine the terms and restrictions applicable to Options and any Plan Stock; and

            10.2.12 Make all other determinations deemed necessary or advisable for administering the Plan.

      10.3 COMMITTEE PROCEDURE. If the Committee acts as the Administrator, the Administrator shall act pursuant to the vote or written consent of a majority of its members, and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board of Directors. Subject to the provisions of the Plan and the directions of the Board of Directors, the Committee may establish and follow such other rules and regulations for the conduct of its business as it may deem advisable.

      10.4 PROFESSIONAL ASSISTANCE; GOOD FAITH ACTIONS. The Administrator may, with the approval of the Board of Directors, employ and rely on the advice of attorneys, consultants, accountants, appraisers, brokers, or other persons. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon all Optionees, Plan Stockholders, the Company and all other interested persons. No member of the Administrator or the Board of Directors or any officer, employee or agent of the Company shall be personally liable for any action, determination or interpretation made by the Administrator in good faith with respect to this Plan, any Options or Plan Stock granted or awarded under this Plan, or any Option Agreement or Stock Agreement.

      10.5 INDEMNIFICATION. In addition to any other rights of indemnification they may have, the Administrator and the members of the Administrator shall be indemnified by the Company against reasonable expenses, including attorneys' fees and costs, incurred in connection with the defense of any claim, action, suit, or proceeding, or in connection with any appeal thereof, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, any Option or Plan Stock granted or awarded thereunder, or any Option Agreement or Stock Agreement, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any action, suit, or proceeding; provided that the foregoing indemnification shall not apply to matters as to which it shall be adjudged in such action, suit, or proceeding that the Administrator or such member is liable for gross negligence or willful misconduct in the performance of his or her duties. The indemnification provided in this Section shall be available only if, within sixty (60) days after institution of any such claim, action, suit, or proceeding, the Administrator or the member thereof seeking indemnification shall in writing offer the Company the opportunity, at its own expense, to handle and defend such claim, action, suit or proceeding.

11.   ADJUSTMENT OF SHARES

      11.1 RECAPITALIZATION OF THE COMPANY. Except as otherwise provided herein, appropriate and proportionate adjustments shall be made in the number and class of shares subject to the Plan and to the Awards granted under the Plan, and the exercise price of such Awards, in the event of a stock dividend (but only on Common Stock), stock split, reverse stock split, recapitalization, reorganization or like change in the capital structure of the Company. To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Administrator, the determination of which in that respect shall be final, binding, and conclusive; provided that no Incentive Option granted under the Plan shall be adjusted in a manner that causes the Option to fail to continue to qualify as an incentive stock option within the meaning of Section 422 of the Code.

      11.2  REORGANIZATION OR LIQUIDATION OF THE COMPANY.

            11.2.1 OPERATIVE EVENTS. In the event of (a) the complete liquidation of the Company, (b) a merger, reorganization, or consolidation of the Company with any other corporation (other than a Subsidiary of the Company) in which the Company is not the surviving corporation, or (c) the sale of all or substantially all of the Company's assets, any unexercised Options then outstanding shall be deemed canceled as of the effective date of such event as of the effective date of such event unless the surviving corporation in any such merger, reorganization or consolidation or the acquiring corporation in any such sale elects to assume the Options under the Plan or to issue substitute options in place thereof. If any Options granted under the Plan would be canceled in accordance with the foregoing, the Optionee shall have the right, exercisable during a 10-day period ending on the fifth day prior to the effective date of such liquidation, merger, reorganization, consolidation or sale, to exercise the Optionee's Option in whole or in part without regard to any installment exercise provisions in the Optionee's Stock Option Agreement. Notwithstanding anything in this Plan or any Stock Option Agreement to the contrary, the Company shall not be deemed to have been liquidated by reason of the merger or consolidation of the Company with or into a Subsidiary of the Company in a transaction in which the Company is not the surviving corporation. If any Options or portion thereof originally designated as Incentive Options would cease to qualify as incentive stock options under the Code as a result of the exercise of such Options in accordance with the preceding sentence, then such Incentive Options or portion thereof shall be redesignated as Nonqualified Options.

            11.2.2 NOTICE OF EVENT. The Company shall give each Optionee at least thirty (30) days prior written notice of the anticipated effective date of any such liquidation, merger, reorganization, consolidation or sale. Notwithstanding anything in this Plan or in any Stock Option Agreement to the contrary, (i) all Option exercises effected during the foregoing 10-day period shall be deemed to be effective immediately prior to the closing of such liquidation, merger, reorganization, consolidation or sale and (ii), if the Company abandons or otherwise fails to close any such liquidation, merger, reorganization, consolidation or sale, then (a) all exercises during the foregoing 10-day period shall cease to be effective ab initio and (b) the outstanding Options shall be exercisable as otherwise determined under the applicable Stock Option Agreement and without consideration of this Section or the corresponding provisions of any Stock Option Agreement.

12.   TERM; TERMINATION; AND AMENDMENT OF THE PLAN

      12.1 TERM OF PLAN. The term of this Plan shall begin as January 22, 2002, and shall continue until January 21, 2012, unless terminated sooner in accordance with the provisions of the Plan.

      12.2 APPROVAL OF STOCKHOLDERS; EFFECTIVE DATE. The Plan shall be submitted for approval by the shareholders of the Company, which approval must occur on or prior to December 31, 2002. In the event such shareholder approval is not obtained on or before December 31, 2002, the Plan shall continue in full force and effect but shall permit the grant of only Nonqualified Options and any Incentive Options granted on or before December 31, 2002, shall remain outstanding, but automatically shall be deemed to be Nonqualified Options.

      12.3  AMENDMENT AND TERMINATION OF THE PLAN.

            12.3.1 AMENDMENT AND TERMINATION. The Board of Directors may at any time amend, alter, suspend or terminate the Plan.

            12.3.2 STOCKHOLDER APPROVAL. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary to comply with Section 422 of the Code (or any successor rule or statute) or other Applicable Law, including the requirements of any exchange or quotation system on which the Common Stock is listed or quoted. Such stockholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the Applicable Law.

            12.3.3 EFFECT OF AMENDMENT OR TERMINATION. No Award may be granted during any suspension, or after termination, of this Plan. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee or Plan Stockholder, unless mutually agreed otherwise between the Optionee or the Plan Stockholder and the Administrator, which agreement must be in writing and signed by the Optionee or the Plan Stockholder and the Company.

            12.3.4 LIMITS ON AMENDMENTS. This Plan may not, without approval of the stockholders of the Company, be amended in any manner that will cause Incentive Options issued under it to fail to meet the requirements of Incentive Options as defined in Section 422 of the Code, or to change the maximum number of shares which any one person may receive.

                            CERTIFICATE OF SECRETARY

      The undersigned, being the Assistant Corporate Secretary of the Company, does hereby certify that the 2002 Stock Plan was adopted by the Board of Directors of the Company at a duly called and held meeting of the Board of Directors on January 22, 2002, and was duly approved by the stockholders of the Company at a meeting duly held on April 23, 2002.


Dated: May 15, 2002                   /s/ Carol Kelleher
                                      ------------------------------------
                                      Carol Kelleher, Asst. Corporate Secretary